UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2024

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Quince Orchard Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Collaboration and License Agreement

On May 10, 2024, Novavax, Inc. (the “Company”) entered into a collaboration and license agreement (the “Collaboration and License Agreement”) with Sanofi Pasteur Inc. (“Sanofi”) pursuant to which Sanofi received:

i)	A co-exclusive license to commercialize with the Company all of the Company’s current standalone COVID-19 vaccine products, including the Company’s NuvaxovidTM prototype COVID-19 vaccine and NuvaxovidTM updated COVID-19 vaccine, and updated versions that address seasonal variants throughout the world (“COVID Mono Products”),
ii)	A sole license to develop and commercialize combination products containing a potential combination of the Company’s COVID-19 vaccine and Sanofi’s seasonal influenza vaccine (“COVID and influenza Combination Products” or “CIC Products”),
iii)	A non-exclusive license to develop and commercialize combination products containing both the Company’s COVID-19 vaccine and one or more non-influenza vaccines (“Other Combination Products” and together with the COVID Mono Products, CIC Products, and Other Combination Products (“Licensed COVID-19 Products”), and
iv)	A non-exclusive license to develop and commercialize other vaccine products selected by Sanofi that include the Company’s Matrix-MTM adjuvant (as described below, the “Adjuvant Products”).

Under the Collaboration and License Agreement, the Company will receive a non-refundable upfront payment of $500 million. In addition, the Company will also be eligible to receive development, tech transfer, launch, and sales milestone payments totaling up to $700 million in the aggregate with respect to the Licensed COVID-19 Products and royalty payments on Sanofi’s sales of such licensed products. In addition, the Company is eligible to receive development, launch, and sales milestone payments of up to $200 million for each of the first four Adjuvant Products and $210 million for each Adjuvant Product thereafter, and royalty payments on Sanofi’s sales of all such licensed products.

COVID Mono Products

Sanofi received a co-exclusive license under the Company’s patents, know-how, materials and other assets necessary or reasonably useful to exploit the COVID Mono Products. Under the Collaboration and License Agreement, the Company will continue to commercialize the COVID Mono Products for the 2024/2025 season. Beginning with the 2025/2026 season and continuing during the term of the Collaboration and License Agreement, Sanofi and the Company will commercialize the COVID Mono Products worldwide in accordance with a commercialization plan agreed by the Company and Sanofi. The Company will continue to supply COVID Mono Products to its existing advance purchase agreement customers, under settlement agreements, and to Takeda, SK Biosciences, and the Serum Institute of India. Upon completion of these existing arrangements, the commercialization activities of each of the Company and Sanofi in such jurisdictions will be subject to the commercialization plan agreed by the Company and Sanofi.

The Company is eligible to receive up to $350 million in COVID Mono Product-related approval and tech transfer milestones including; a milestone payment of $175 million on the approval of the marketing authorization for the COVID Mono Product in a pre-filled syringe by the US Food and Drug Administration, a $25 million payment on the transfer of such approval to Sanofi, a $25 million payment on the transfer of European Commission approval for the pre-filled syringe to Sanofi, a $50 million payment upon database lock of an existing Phase 2/3 clinical trial (identifier 2019nCoV-503), and a $75 million payment upon the completion of the technology transfer of the Company’s manufacturing process for the COVID Mono Products to Sanofi. The Company will be eligible to receive tiered royalties as a percentage of net sales of COVID Mono Products by Sanofi in the high teens to low twenties percentages, subject to customary royalty reductions, for the longest of, on a country-by-country basis, (i) expiration of all Company patents and jointly owned patents that cover the composition of matter or method of use of the indication of such product in such country, (ii) expiration of regulatory exclusivity for such product in such country, and (iii) ten years. In addition, Sanofi will reimburse the Company for certain research and development, and medical affairs costs related to the COVID Mono Products in accordance with agreed plans and budgets.

Commencing shortly after the Effective Date of the Collaboration and License Agreement, the Company will perform a technology transfer of its manufacturing process for the COVID Mono Products to Sanofi. The Company will supply Sanofi with COVID Mono Products for Sanofi’s use under the Collaboration and License Agreement until the successful completion of such transfer and the Company is eligible for reimbursement of such costs from Sanofi.

CIC Products and Other Combination Products

Sanofi received a sole license under the Company’s patents, know-how, materials and other assets necessary or reasonably useful to utilize COVID-19 antigen (and variants) for CIC Products. The Company will retain rights to pursue its own COVID-19 combination product programs with its internally developed influenza antigen and other non-influenza antigens. For Other Combination Products not including an influenza vaccine, Sanofi received a non-exclusive license.

The Company is eligible to receive up to $350 million in CIC Product-related development and approval milestones. The Company will be eligible to receive tiered royalties on net sales of Sanofi’s CIC Products at an effective royalty rate in the high single digits to sub-teens percentages and of Sanofi’s Other Combination Products at an effective royalty rate in the mid single digits to sub-teens percentages, in each case, subject to customary royalty reductions, for the longest of, on a country-by-country basis, (i) expiration of all Company patents and jointly owned patents that cover the composition of matter or method of use of the indication of such product in such country, (ii) expiration of regulatory exclusivity for such product in such country, and (iii) ten years.

Adjuvanted Products

Sanofi received a non-exclusive license to use the Company’s Matrix-MTM adjuvant for an unlimited number of Adjuvant Products in fields of use to be selected by Sanofi, subject to exclusion of any internal Company program that has advanced beyond a certain stage. Sanofi may select the first four of such fields of use for no additional consideration, but each Adjuvant Product in a field of use selected by Sanofi thereafter will be subject to a total of $10 million milestone payments upon selection and achievement of development milestones. In addition, Novavax will be eligible to receive launch and sales milestone payments of up to $200 million for each Adjuvant Product, and a mid-single digit percentage royalty on net sales of Adjuvant Products, subject to certain reductions in limited circumstances. The Company will supply Sanofi with Matrix-MTM adjuvant intermediary components during the term of the agreement and is eligible for reimbursement of such costs from Sanofi.

The foregoing description of the material terms of the Collaboration and License Agreement does not purport to be complete and is qualified in its entirety by reference to the Collaboration and License Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Securities Purchase Agreement

On May 10, 2024, the Company also entered into a Securities Subscription Agreement (the “Subscription Agreement”) with Sanofi, pursuant to which the Company sold and issued to Sanofi, in a private placement, 6,880,481 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) at a price of $10.00 per share for aggregate gross proceeds to the Company of approximately $68.8 million.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Shares set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company will issue the Shares to Sanofi in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Shares have not been registered under the Securities Act.

This Current Report on Form 8-K includes forward-looking statements, including statements relating to potential royalties and milestones, the Company’s commercialization plans, and future vaccines made with the Company’s Matrix-MTM adjuvant. Generally, forward-looking statements can be identified through the use of words or phrases such as “believe,” “may,” “could,” “will,” “would,” “possible,” “can,” “estimate,” “continue,” “ongoing,” “consider,” “anticipate,” “intend,” “seek,” “plan,” “project,” “expect,” “should,” “would,” “aim,” or “assume,” the negative of these terms, or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve estimates, assumptions, risks, and uncertainties that could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, and, therefore, you should not place considerable reliance on any such forward-looking statements. Such risks and uncertainties include, among others, those related to the Company’s and Sanofi’s ability to successfully implement its partnership, including the ability to transition key processes and effect technology transfers, the Company’s and Sanofi’s ability to successfully develop or commercialize any vaccines or vaccine candidates, and those other risk factors identified in the “Risk Factors” and “Management’s Discussion and Analysis” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission, which may be detailed and modified or updated in other documents filed with the SEC from time to time, and are available at www.sec.gov and at www.novavax.com. You are encouraged to read these filings as they are made. Further, any forward-looking statement speaks only as of the date when it is made, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. New factors emerge from time to time, and it is not possible for the Company to predict which factors will arise. In addition, the Company cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We cannot guarantee future results, events, level of activity, performance, or achievement. Any or all of our forward-looking statements in this Current Report on Form 8-K may turn out to be inaccurate or materially different from actual results. Further, any forward-looking statement speaks only as of the date when it is made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Subscription Agreement, dated May 10, 2024, by and between Novavax, Inc. and Sanofi Pasteur Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: May 13, 2024	By:	/s/ Mark J. Casey
	Name:	Mark J. Casey
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary